EXHIBIT 5.1

Akerman Senterfitt

One Southeast Third Avenue, 25th Floor

Miami, FL 33131

August 29, 2013

OPKO Health, Inc.

4400 Biscayne Boulevard

Miami, Florida 33137

Ladies and Gentlemen:

We have acted as counsel to OPKO Health, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the registration by the Company of 20,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that may be issued pursuant to the Amended and Restated OPKO Health, Inc. 2007 Equity Incentive Plan (the “Plan”).

In connection with the Registration Statement, we have examined originals or copies, certified or otherwise identified to our satisfaction of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purposes of this opinion. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based upon the foregoing examination, we are of the opinion that the shares of Common Stock have been duly authorized and the shares when issued and delivered in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ AKERMAN SENTERFITT